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                            LINE OF CREDIT AGREEMENT

     This Line of Credit Agreement (the "Agreement") is made and entered into by and between National Education Loan Network, Inc., a Nevada corporation ("Lender") and Premiere Credit of North America, LLC, an Indiana limited liability company ("Borrower") as of this 15th day of June, 2004.

     1. PROMISE TO PAY. Borrower hereby promises to pay to Lender the total of all credit advances and interest thereon together with all costs and expenses for which Borrower is responsible under this Agreement. Borrower shall pay to Lender all accrued and unpaid interest on the first business day of each month during which any advances are outstanding. Payment of all balances outstanding under this credit line shall be made by the Borrower to the Lender upon termination of this Agreement. Borrower's promise to pay shall further be evidenced by a promissory note in the form of Exhibit A, attached hereto, which shall be executed and delivered by Borrower to Lender on the date hereof.

     2. TERM. The term of this Agreement shall begin as of the date first written above (the "Opening Date") and will continue until the earlier of the time (i) Lender terminates the credit line for any reason described herein, or
(ii) that one (1) year lapses from the Opening Date and this Agreement is not renewed. This Agreement shall automatically renew for successive terms of one
(1) year each following the initial term unless either party notifies the other of its intent to terminate at least thirty (30) days prior to termination of the initial term or any renewal term.

     3. CREDIT LIMIT. This Agreement covers a revolving line of credit for $1,000,000.00 which will be the Borrower's "Credit Limit" under this Agreement. The Borrower may borrow against the Credit Limit, repay any portion of the amount borrowed, and reborrow up to the amount of the Credit Limit. The Credit Limit is a maximum amount the Borrower may have

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outstanding at any one time. The Borrower agrees not to attempt, request or obtain a credit advance that will make the aggregate balance of indebtedness exceed Borrower's Credit Limit. If Borrower exceeds the Credit Limit, Borrower agrees to repay immediately the amount by which the balance of indebtedness exceeds Borrower's Credit Limit.

     4. CREDIT ADVANCES. After the Opening Date, Borrower may obtain credit advances by requesting a credit advance by telephone or in person or by written request. The following persons shall be authorized to request credit advances:
Todd J. Wolfe and David A. Hoeft, so long as they are members of the Borrower. There shall be no minimum amount of any credit advance.

     5. FINANCE CHARGES. Interest shall accrue from the date that an advance is made hereunder at a variable annual rate equal to 250 basis points (2.50%) above the thirty day LIBOR rate (the rate of Eurodollar deposits which appears in THE WALL STREET JOURNAL or on Telerate Page 3750 as defined in the International Swaps and Derivatives Associations, Inc. 1991 Interest Rate and Currency Definitions) at the onset of this Agreement and adjusting monthly on the first of each month until the principal balance is paid in full. Interest shall accrue after default at the rate of 16% per annum.

     6. DEFAULT. Lender may declare Borrower to be in default if any one or more of the following events occur: (a) Borrower fails to pay any amount hereunder when due; (b) Borrower becomes insolvent or terminates its corporate existence; (c) Borrower makes any false or misleading statements; (d) Borrower violates any provision of this Agreement or the security agreement or mortgage referenced in Section 7 hereof; (e) Borrower exceeds its Credit Limit; (f) Borrower files for bankruptcy or other insolvency relief, or an involuntary petition under the provisions under the Federal Bankruptcy Act is filed against Borrower; or (g) Lender, in good

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faith, deems itself insecure. If Borrower is in default, Borrower's right to request advances hereunder shall terminate and the entire unpaid balance of all aggregate advances hereunder shall be immediately due and payable, without prior notice, and Borrower shall pay all interest accrued thereon and other amounts due under this Agreement. Borrower shall furnish monthly financial statements and balance sheets on a monthly basis and other financial information as Lender may reasonably require from time to time.

     7. SECURITY. The indebtedness evidenced by this Agreement shall be secured by a first mortgage lien on Borrower's real estate described in Exhibit B, attached hereto, as well as by a first security interest in all furniture and equipment of Borrower. Borrower shall execute such mortgages, security agreements, UCC-1 financing statements and other related documents as are reasonably required to create and perfect such liens and security agreements.

     8. AVAILABLE FUNDS. Lender may make credit advances to Borrower under this Agreement only to the extent that Lender has available funds on hand, uncommitted to third persons or entities, and such advances shall be suspended during any period of time that Lender does not have sufficient funds available to make a requested credit advance. Further, Lender may decline to make any credit advance under this Agreement, as any advance will be at the discretion of Lender, notwithstanding any other provision in this Agreement.

     9.   MISCELLANEOUS.

          A. ASSIGNMENT. Borrower may not assign any rights or obligations under this Agreement without the prior consent of Lender.

          B. NOTICE. Unless otherwise expressly provided herein, all notices, requests, demands or other instruments which may or are required to be given by either party to the other, shall be in writing, and each shall be deemed to have been properly given when served

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personally on an officer of the party to whom such notice is to be given, or upon expiration of a period of 48 hours from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

If to Lender:

     National Education Loan Network, Inc.
     121 South 13th Street, Suite 201
     Lincoln, Nebraska 68508
     Attention: Terry Heimes
     Phone: 402/ 458-2303
     Fax No.: 402/ 458-2294

If to Borrower:

     Premiere Credit of North America, LLC
     2002 Wellesley Boulevard
     Indianapolis, Indiana 46219
     Phone: 317/ 869-2620
     Fax No.: 317/ 869-0617

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     IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit
Agreement to be duly executed as of the day and year first written above.

   National Education Loan Network, Inc.   Premiere Credit of North America, LLC


   By:      /s/ Terry J. Heimes            By:     /s/ Todd J. Wolfe
           ----------------------                ---------------------------
            Terry J. Heimes, CFO                 Todd J. Wolfe, Manager


                                           By:     /s/ Charles Hosea
                                                 ---------------------------
                                                 Charles Hosea, Manager


                                           By:     /s/ David A. Hoeft
                                                 ---------------------------
                                                 David A. Hoeft, Manager


                                           By:     /s/ Cheryl E. Watson
                                                 ---------------------------
                                                 Cheryl E. Watson, Manager

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